EXHIBIT 99.1

ISB FINANCIAL CORP.

102 S. CLINTON ST.

P.O. BOX 1700

IOWA CITY, IA 52244

January 31, 2008

To our shareholders:

We are continuing to work toward the consummation of the merger with MidWestOne Financial Group, Inc. Notice of our March 7, 2008 special meeting for our shareholders to vote upon the merger was mailed last week. We look forward to sharing further information with you at the meeting and in the coming months.

Because of the Securities and Exchange Commission reporting requirements associated with the merger and transition to becoming a public company, we are not releasing a full fourth quarter report at this time. Fourth quarter earnings for ISB Financial Corp. were $1,831,000 or $0.35 per share compared to $1,256,000 and $0.24 per share, respectively, for the same period in 2006. Year to date earnings at December 31, 2007 were $6,648,000 compared to $5,798,000 for the year 2006, and full year earnings per share were $1.29 for 2007 as compared to $1.11 for 2006.

We recently filed a proxy statement/prospectus, including financial statements, with the SEC and it is available through our website and the SEC’s website. Additionally, copies were mailed to shareholders with the notice of the special meeting last week.

Thank you for your continued investment in ISB Financial Corp.

Very truly yours,

W. Richard Summerwill	Charles N. Funk
Chairman & CEO	President

FINANCIAL HIGHLIGHTS (Unaudited)

	THREE MONTHS ENDED DECEMBER 31		TWELVE MONTHS ENDED DECEMBER 31
	2007	2006	2007	2006
NET INCOME (in thousands)	$1,831	$1,256	$6,648	$5,798
EARNINGS PER SHARE	$0.35	$0.24	$1.29	$1.11
RETURN ON ASSETS	1.05%	0.75%	0.97%	0.87%
RETURN ON TANGIBLE EQUITY	10.04%	7.33%	9.37%	8.69%
TOTAL ASSETS (in thousands)	$701,983	$668,671	$701,983	$668,671

319-356-5800    Toll-Free 1-800-247-4418    Fax 319-356-5849

ISB FINANCIAL CORP.

102 S. CLINTON ST.

P.O. BOX 1700

IOWA CITY, IA 52244

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, ISB filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of ISB common stock to be issued to the shareholders of MidWestOne. The registration statement includes a joint proxy statement/prospectus which was sent to the shareholders of ISB and MidWestOne seeking their approval of the merger. In addition, each of ISB and MidWestOne may file other relevant documents concerning the proposed merger with the SEC.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ISB, MIDWESTONE AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to ISB Financial Corp., 102 South Clinton Street, Iowa City, Iowa 52244, Attention: Kenneth Urmie (telephone: (319) 356-5925) or MidWestOne Financial Group, Inc., 222 First Avenue East, Oskaloosa, Iowa 52577, Attention: David Meinert (telephone: (641) 673-8448) or by accessing ISB’s website at http://www.isbt.com or MidWestOne’s website at http://www.midwestonebank.com under “Company Info.” The information on ISB’s and MidWestOne’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the SEC.

ISB and MidWestOne and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of ISB and/or MidWestOne in connection with the merger. Information about the directors and executive officers of MidWestOne is set forth in the proxy statement for MidWestOne’s 2007 annual meeting of shareholders filed with the SEC on March 23, 2007. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger.

319-356-5800    Toll-Free 1-800-247-4418    Fax 319-356-5849